Rochdale Investment Management LLC
570 Lexington Avenue
New York, New York  10022-6837

April 18, 2011

Rochdale Investment Trust
570 Lexington Avenue
New York, New York  10022-6837

Re:	Rochdale Investment Trust – Shares of Beneficial Interest of the Rochdale Emerging Markets Portfolio

Ladies and Gentlemen:

I have acted as counsel to Rochdale Investment Trust (the “Trust”), a statutory trust organized under the laws of the State of Delaware, in connection with the preparation and filing of Post-Effective Amendments No. 31 and 33 (collectively, the “Amendments”) to the Trust’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “Securities Act”).  The Amendments were filed to register an indefinite number of shares of beneficial interest of the Rochdale Emerging Markets Portfolio (the “Portfolio”), a series of shares offered by the Trust.  In connection with this opinion, I have examined the Certificate of Trust, the Agreement and Declaration of Trust of the Trust (the “Declaration of Trust”), the By-Laws of the Trust, and the resolutions adopted by the Trust’s Board of Trustees organizing the Portfolio and authorizing the issuance of its shares to the public, all as amended to date, and the various pertinent Trust proceedings I have deemed material.

The Trust is authorized by its Declaration of Trust to issue an unlimited number of shares of beneficial interest (the “Shares”), with no par value per share.  The Declaration of Trust designates, or authorizes the Trustees to designate, one or more series of Shares, and to designate separate classes of shares within the same series.  The Declaration of Trust also empowers the Trustees to designate any additional series or classes and to allocate Shares to such series or classes.  Currently the Trust is authorized to issue one class of Shares in each series.  The Board of Trustees has previously authorized the issuance of such Shares to the public.

The Trust has designated and is authorized to offer Shares of the following eight (8) series:  Rochdale Large Growth Portfolio, Rochdale Large Value Portfolio, Rochdale Mid/Small Growth Portfolio, Rochdale Mid/Small Value Portfolio, Rochdale Dividend & Income Portfolio, Rochdale Intermediate Fixed Income Portfolio, Rochdale Fixed Income Opportunities Portfolio and Rochdale Emerging Markets Portfolio.  This opinion relates solely to the issuance of an indefinite number of Shares of the Rochdale Emerging Markets Portfolio.

Rochdale Investment Trust
April 18, 2011

The Trust has filed with the U. S. Securities and Exchange Commission a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of Shares of the Trust pursuant to the provisions of Rule 24f-2 under the Investment Company Act of 1940, as amended.  You have advised me that the Trust will, from year to year, timely file a Notice pursuant to Rule 24f-2 perfecting the registration of the Shares sold by the Trust during each fiscal year during which such registration of an indefinite number of Shares remains in effect.

You have also informed me that the Shares of the Portfolio will be sold in accordance with the Trust’s usual method of distributing its registered Shares, under which prospectuses are made available for delivery to offerees and purchasers of such Shares in accordance with Section 5(b) of the Securities Act.

This opinion is based exclusively on the laws of the State of Delaware and the federal law of the United States of America.

Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting entity under the laws of the State of Delaware, and the registration of an indefinite number of Shares of the Trust remains effective, the authorized Shares of the Portfolio, when issued for the consideration set by the Trustees pursuant to the Declaration of Trust, and subject to compliance with Rule 24f-2, will be validly issued, fully paid and non-assessable by the Trust, and the holders of such Shares will have all the rights provided for with respect to such holding by the Declaration of Trust and the laws of the State of Delaware.

I hereby consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 33 to the Trust’s Registration Statement on Form N-1A.

Very truly yours,

/s/  KURT HAWKESWORTH
Kurt Hawkesworth
Senior Executive Vice President and General Counsel